Exhibit 99.1

           CAL-BAY ANNOUNCES QUARTERLY CASH
      DIVIDEND PAYMENT TO SHAREHOLDERS OF RECORD

CARLSBAD, Calif.--(BUSINESS WIRE)--April 11, 2006--The Board of Directors of San Diego-based Cal-Bay International, Inc. (OTCBB:CBAY - News) today announced a quarterly cash dividend payment for the quarter ended December 31st, 2005 of $.01 per share, payable to shareholders of record as of April 25th , 2006. The dividend will be paid on or before May 25th, 2006.

Roger Pawson, President and CEO, Commented "We are delighted to share the success of our company with our shareholders. We are committed to staying focused and increasing shareholder value. These elements should position the company to achieve beneficial results in the upcoming quarters. Major revenue growth promotes and adds to a strong bottom line, which in the years ahead should reinforce our financial strength".

FORWARD LOOKING SAFE HARBOR STATEMENT

To the extent that this release discusses any expectations concerning future plans, financial results or performance, such statements are forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to substantial risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and reflect only management's belief and expectations based upon presently available information. These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties.
The Company assumes no obligation to update any of the forward-looking statements in this release.

Source:

Lisa Padilla. Cal-Bay International, Inc
Public Relations: (760) 930-0100  	Fax: (760) 930-0200
(E-mail: IR@calbayinternational.com)
Website: www.calbayinternational.com